================================================================================
                                CORESTAFF, INC.


                                       TO


                              THE BANK OF NEW YORK

                                    Trustee





                                   INDENTURE


                        Dated as of ______________, 1997




                 _____% Convertible Subordinated Notes due 2004

================================================================================

                                CORESTAFF, INC.

             Reconciliation and Tie Between the Trust Indenture Act of 1939 and Indenture dated as of ______________, 1997

Trust Indenture Act Section                                                                             Indenture Section
---------------------------                                                                             -----------------

     Trust Indenture
       Act Section                                                                      Indenture Section
 -------------------------                                                          -------------------------
 Section  310(a)(1)                                                                     8.9
 Section  (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.9
 Section  (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
 Section  (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
 Section  (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.9
 Section  (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.8
                                                                                        8.10
                                                                                        8.11
 Section  311(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3(a)
 Section  312(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.1
                                                                                        6.2(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.2(b)
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.2(c)
 Section  313(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3(a)
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3(a)
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3(a)
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        6.3(b)
 Section  314(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16.7
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
     (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16.5
     (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16.5
     (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16.5
 Section  315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.8
     (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1
     (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1
     (d)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1(a)
     (d)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1(b)
     (d)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        8.1(c)
     (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.9
-----------------------------------------------------------------------------------------------

     Trust Indenture
       Act Section                                                                      Indenture Section
 -------------------------                                                          -------------------------
 Section  316(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.7
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.7
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.7
     (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Not Applicable
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.4
 Section  317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.5
     (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7.5
     (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5.4
 Section  318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16.7


------------------------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture

ARTICLE I         DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

    SECTION 1.1.  DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II        ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES   . . . . . . . . . . . . . . . . . 9

    SECTION 2.1.  DESIGNATION AMOUNT AND ISSUE OF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    SECTION 2.2.  FORM OF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    SECTION 2.3.  DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST  . . . . . . . . . . . . . . . . . . . . . . .  10
    SECTION 2.4.  EXECUTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    SECTION 2.5.  EXCHANGE AND REGISTRATION OF TRANSFER OF NOTES: RESTRICTIONS
                  ON TRANSFER DEPOSITARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    SECTION 2.6.  MUTILATED, DESTROYED, LOST OR STOLEN NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    SECTION 2.7.  TEMPORARY NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
    SECTION 2.8.  CANCELLATION OF NOTES PAID, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    SECTION 2.9.  CUSIP NUMBERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE III       REDEMPTION OF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

    SECTION 3.1.  REDEMPTION PRICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    SECTION 3.2.  NOTICE OF TRUSTE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    SECTION 3.3.  NOTICE OF REDEMPTION; SELECTION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    SECTION 3.4.  PAYMENT OF NOTES CALLED FOR REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    SECTION 3.5.  NO SINKING FUND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 3.6.  CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION   . . . . . . . . . . . . . . . . . . . . . . . . . .  20
    SECTION 3.7.  REDEMPTION AT OPTION OF HOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV        SUBORDINATION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

    SECTION 4.1.  AGREEMENT OF SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 4.2.  PAYMENTS TO NOTEHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    SECTION 4.3.  SUBROGATION OF NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
    SECTION 4.4.  AUTHORIZATION TO EFFECT SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 4.5.  NOTICE TO TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
    SECTION 4.6.  TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    SECTION 4.7.  NO IMPAIRMENT OF SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    SECTION 4.8.  CERTAIN CONVERSIONS DEEMED PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
    SECTION 4.9.  ARTICLE APPLICABLE TO PAYING AGENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 4.10. SENIOR INDEBTEDNESS ENTITLED TO RELY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    SECTION 4.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT  . . . . . . . . . . . . . . . . . .  29
    SECTION 4.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . .  29

    SECTION 4.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS;
                  PRESERVATION OF TRUSTEE'S RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE V         PARTICULAR COVENANTS OF THE COMPANY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

    SECTION 5.1.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    SECTION 5.2.  MAINTENANCE OF OFFICE OR AGENCY.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    SECTION 5.3.  APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE  . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 5.4.  PROVISIONS AS TO PAYING AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    SECTION 5.5.  CORPORATE EXISTENCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 5.6.  STAY, EXTENSION AND USURY LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VI        NOTEHOLDERS' LISTS AND REPORTS BYTHE COMPANY AND THE TRUSTEE  . . . . . . . . . . . . . . . . . . .  32

    SECTION 6.1.  NOTEHOLDERS' LISTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
    SECTION 6.2.  PRESERVATION AND DISCLOSURE OF LISTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 6.3.  REPORTS BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 6.4.  REPORTS BY COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 6.5.  CALCULATION OF ORIGINAL ISSUE DISCOUNT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VII       REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT  . . . . . . . . . . . . . . . . . .  34

    SECTION 7.1.  EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    SECTION 7.2.  PAYMENTS OF NOTES ON DEFAULT; SUIT THEREFOR   . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
    SECTION 7.3.  APPLICATION OF MONIES COLLECTED BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 7.4.  PROCEEDINGS BY NOTEHOLDER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 7.5.  PROCEEDINGS BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    SECTION 7.6.  REMEDIES CUMULATIVE AND CONTINUING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
    SECTION 7.7.  DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY
                  MAJORITY OF NOTEHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    SECTION 7.8.  STATEMENT BY OFFICERS AS TO DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    SECTION 7.9.  NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
    SECTION 7.10. UNDERTAKING TO PAY COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE VIII      CONCERNING THE TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

    SECTION 8.1.  DUTIES AND RESPONSIBILITIES OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

    SECTION 8.2.  RELIANCE ON DOCUMENTS, OPINIONS, ETC.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 8.3.  NO RESPONSIBILITY FOR RECITALS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

    SECTION 8.4.  TRUSTEE, PAYING AGENTS, CONVERSION
                       AGENTS OR REGISTRAR MAY OWN NOTES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    SECTION 8.5.  MONIES TO BE HELD IN TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

    SECTION 8.6.  COMPENSATION AND EXPENSES OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
    SECTION 8.7.  OFFICERS CERTIFICATE AS EVIDENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    SECTION 8.8.  CONFLICTING INTERESTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    SECTION 8.9.  ELIGIBILITY OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    SECTION 8.10. RESIGNATION OR REMOVAL OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
    SECTION 8.11. ACCEPTANCE BY SUCCESSOR TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    SECTION 8.12. SUCCESSION BY MERGER, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
    SECTION 8.13. LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE IX        CONCERNING THE NOTEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

    SECTION 9.1.  ACTION BY NOTEHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    SECTION 9.2.  PROOF OF EXECUTION BY NOTEHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    SECTION 9.3.  WHO ARE DEEMED ABSOLUTE OWNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
    SECTION 9.4.  COMPANY-OWNED NOTES DISREGARDED   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
    SECTION 9.5.  REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE X         NOTEHOLDERS' MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

    SECTION 10.1. PURPOSES OF MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 10.2. CALL OF MEETINGS BY TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 10.3. CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 10.4. QUALIFICATIONS FOR VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 10.5. REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 10.6. VOTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
    SECTION 10.7. NO DELAY OF RIGHTS BY MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XI        SUPPLEMENTAL INDENTURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

    SECTION 11.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS  . . . . . . . . . . . . . . . . . . . . . .  52
    SECTION 11.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS . . . . . . . . . . . . . . . . . . . . . . . .  53
    SECTION 11.3. EFFECT OF SUPPLEMENTAL INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
    SECTION 11.4. NOTATION ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    SECTION 11.5. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL
                       INDENTURE TO BE FURNISHED TRUSTEE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XII       CONSOLIDATION, MERGER, SALE,  CONVEYANCE AND LEASE    . . . . . . . . . . . . . . . . . . . . . . .  55

    SECTION 12.1. COMPANY MAY CONSOLIDATE ETC. ON CERTAIN TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
    SECTION 12.2. SUCCESSOR CORPORATION TO BE SUBSTITUTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

    SECTION 12.3. OPINION OF COUNSEL TO BE GIVEN TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE XIII      SATISFACTION AND DISCHARGE OF INDENTURE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

    SECTION 13.1. DISCHARGE OF INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
    SECTION 13.2. DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 13.3. PAYING AGENT TO REPAY MONIES HELD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 13.4. RETURN OF UNCLAIMED MONIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
    SECTION 13.5. REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XIV       IMMUNITY OF INCORPORATORS,
                        STOCKHOLDERS, OFFICERS AND DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

    SECTION 14.1. INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE XV        CONVERSION OF NOTES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

    SECTION 15.1. RIGHT TO CONVERT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 15.2. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK
                            ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS  . . . . . . . . . . . . . . . . .  59
    SECTION 15.3. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    SECTION 15.4. CONVERSION RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    SECTION 15.5. ADJUSTMENT OF CONVERSION RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
    SECTION 15.6. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE . . . . . . . . . . . . . . . . . . . . .  69
    SECTION 15.7. TAXES ON SHARES ISSUED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
    SECTION 15.8. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE
                            WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK . . . . . . . . . . . . . . . . .  70
    SECTION 15.9. RESPONSIBILITY OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
    SECTION 15.10.NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE XVI       MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

    SECTION 16.1. PROVISIONS BINDING ON COMPANY'S SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 16.2. OFFICIAL ACTS BY SUCCESSOR CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 16.3. ADDRESSES FOR NOTICES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
    SECTION 16.4. GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 16.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT;
                            CERTIFICATES TO TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 16.6. LEGAL HOLIDAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
    SECTION 16.7. TRUST INDENTURE ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 16.8. NO SECURITY INTEREST CREATED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 16.9. BENEFITS OF INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 16.10.TABLE OF CONTENTS, HEADINGS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

    SECTION 16.11.AUTHENTICATING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
    SECTION 16.12.EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                 INDENTURE dated as of August ___, 1997, between CORESTAFF, Inc., a Delaware corporation (hereinafter sometimes called the "Company," as more fully set forth in Section 1.1), and The Bank of New York, a New York banking corporation, as trustee hereunder (hereinafter sometimes called the "Trustee," as more fully set forth in Section 1.1).

                              W I T N E S S E T H:

                 WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its___% Convertible Subordinated Notes due 2004 (hereinafter sometimes called the "Notes"), in an aggregate principal amount not to exceed $207,000,000 and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

                 WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Fundamental Change, a form of conversion notice and a certificate of transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

                 WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and made available for delivery by the Trustee or a duly authorized authenticating agent in the manner provided in this Indenture, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and made available for delivery, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1.       DEFINITIONS. The terms defined in this
Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words "herein," "hereof," "hereunder," and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this
Article include the plural as well as the singular.

                 Affiliate: The term "Affiliate" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control,"when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 Applicable Price: The term "Applicable Price" shall mean (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the arithmetic average of the Closing Price for the Common Stock (determined as set forth in Section 15.5(g)) during the ten (10) Trading Days (as defined in
Section 15.5(g)) prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

                 Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

                 Business Day: The term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

                 Closing Price: The term "Closing Price" shall have the meaning specified in Section 15.5(g).

                 Commission: The term "Commission" shall mean the Securities and Exchange Commission.

                 Common Stock: The term "Common Stock" shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 Company: The term "Company" shall mean CORESTAFF, Inc., a Delaware corporation and, subject to the provisions of Article XII, shall include its successors and assigns.

                 Conversion Rate: The term "Conversion Rate" shall have the meaning specified in Section 15.4.

                 Corporate Trust Office: The term "Corporate Trust Office" or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21W, New York, New York 10286.

                 Current Market Price: The Term "Current Market Price has the meaning specified in Section 15.5(g).

                 Custodian: The term "Custodian" shall mean The Bank of New York, as custodian with respect to the Notes in global form, or any successor entity thereto.

                 Default: The term "default" shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

                 Depositary: The term "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.5(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

                 Designated Senior Indebtedness: The term "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

                 Distributed Securities: The term "Distributed Securities" has the meaning specified in Section 15.5(d).

                 DTC:  The term "DTC" shall mean The Depositary Trust Company.

                 Exchange Act: The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                 Expiration Time: The term "Expiration Time" has the meaning specified in Section 15.5(f).

                 Event of Default:   The term "Event of Default" shall mean any
event specified in Section 7.1(a), (b), (c), (d) or (e).

                 Fair Market Value: The term "fair market value" has the meaning specified in Section 15.5(g).

                 Fundamental Change: The term "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation in the Nasdaq National Market or any similar United States system of automated dissemination of quotations or securities prices.

                 Fundamental Change Repurchase Date: The term "Fundamental Change Repurchase Date" has the meaning specified in Section 3.7.

                 Fundamental Change Repurchase Price: The term "Fundamental Change Repurchase Price" has the meaning specified in Section 3.7.

                 Global Note:   The term "Global Note" shall mean any Note
evidenced in global form as described in Section 2.5(b).

                 Indebtedness:   The term "Indebtedness" means, with respect to
any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

                 Indenture: The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

                 Issue Price: The term "Issue Price" means with respect to any Note (or any portion thereof) _____% of the principal amount at maturity of such Note (or such portion thereof).

                 NASD: The term "NASD" means the National Association of Securities Dealers, Inc.

                 Note or Notes:   The term "Note" or "Notes" shall mean any
Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

                 Noteholder or holder: The terms "Noteholder" or "holder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), shall mean any person in whose name at the time particular Note is registered on the Note registrar's books.

                 Note register: The term "Note register" shall have the meaning specified in Section 2.5.

                 Note registrar: The term "Note registrar" shall habe the meaning specified in Section 2.5.

                 Notes Representatives: The term "Notes Representatives" means Morgan Stanley & Co. Incorporated, Alex, Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Montgomery Securities and The Robinson-Humphrey Company, Inc., as representatives of the several underwriters in connection with the public offering of the Notes.

                 Officers' Certificate: The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by both (a) the President, the Chief Executive Officer Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company.

                 Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee.

                 Original Issue Discount: The term "Original Issue Discount" of any Note means the difference between the Issue Price and the principal amount at maturity of the Note as set forth on the face of the Note. For purposes of this Indenture and the Notes, accrual of Original Issue Discount shall be calculated on the basis of a 360-day year of twelve 30-day months, on a semi-annual bond equivalent basis.

                 Outstanding: The term "outstanding", when used with reference to Notes, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Notes authenticated and made available for delivery by the Trustee under this Indenture, except

                 (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Notes, or portions thereof, for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article III, or provision satisfactory to the Trustee shall have been made for giving such notice;

                 (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course; and

                 (d) Notes converted into Common Stock pursuant to Article XV and Notes deemed not outstanding pursuant to Article III.

                 Payment Blockage Notice: The term "Payment Blockage Notice" has the meaning specified in Section 4.2.

                 Person: The term "Person" shall mean a corporation, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

                 Predecessor Note: The term "Predecessor Note" of any particular Note shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that is replaces.

                 Purchased Shares: The term "Purchased Shares" has the meaning specified in Section 15.5(f).

                 record date: The term "record date" has the meaning specified in Section 15.5(g).

                 Redemption Price: With respect to any Note, the term "Redemption Price" means the applicable Redemption Price as set forth in such Note, including any accrued Original Issue Discount referred to therein.

                 Reference Market Price: The term "Reference Market Price" shall initially mean $___________ and in the event of any adjustment to the Conversion Rate pursuant to Section 15.5, the Reference Market Price shall also be adjusted so that the Reference Market Price after giving effect to any such adjustment shall equal the Reference Market Price immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate after such adjustment.

                 Registration Statement: The term "Registration Statement" means the registration statement on Form S-3 (No. 333-315-09) filed by the Company with the Commission.

                 Representative: The term "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holder or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

                 Responsible Officer: The term "Responsible Officer", when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer its corporate trust matters.

                 Restricted Securities: The term "Restricted Securities" has the meaning specified in Section 2.5.

                 Securities Act: The term "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 Senior Indebtedness: The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" with or "junior" to the Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include any Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

                 Subsidiary: The term "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such person or a subsidiary of such person or (b) the only general partners of which are such person or of one or more subsidiaries of such person (or any combination thereof).

                 Trading Day: The term "Trading Day" shall have the meaning specified in Section 15.5(g)(v).

                 Trigger Event: The term "Trigger Event" shall have the meaning specified in Section 15.5(h).

                 Trust Indenture Act: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term "Trust Indenture Act" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

                 Trustee: The term "Trustee" shall mean The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

                 The definitions of certain other terms are as specified in
Section 2.5 and 3.5 and Article XV.

                                   ARTICLE II

                         ISSUE, DESCRIPTION, EXECUTION,
                       REGISTRATION AND EXCHANGE OF NOTES

                 SECTION 2.1. DESIGNATION AMOUNT AND ISSUE OF NOTES. The Notes shall be designated as "___% Convertible Subordinated Notes due 2004." Notes not to exceed the aggregate principal amount at maturity of $180,000,000 (or $207,000,000 if the over-allotment option set forth in the Underwriting Agreement dated _________, 1997 (as amended from time to time by the parties thereto) by and between the Company and the Notes Representatives is exercised in full) (except pursuant to Sections 2.5, 2.6, 3.3, 3.5 and 15.2 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Notes to or upon the written order of the Company, signed by its (a) President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

                 SECTION 2.2. FORM OF NOTES. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

                 Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

                 Any Note in global form shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.

                 Payment of any principal amount at maturity, Redemption Price, Fundamental Change Repurchase Price and interest on any Note in global form shall be made to the holder of such Note.

                 The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                 SECTION 2.3. DATE AND DENOMINATION OF NOTES; PAYMENTS OF INTEREST. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples thereof. Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                 The person in whose name any Note (or its Predecessor Note) is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except (i) that the interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable to the person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) which is converted into Common Stock of the Company during the period from (but excluding) a record date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Fundamental Change Repurchase Date (as defined in Section 3.7) which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note or portion thereof pursuant to Section 3.4 or 3.7 hereof or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. Interest may, at the option of the Company, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Note register or
(ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee. The term "record date" with respect to any interest payment date shall mean the _______ or _________ preceding said _________ or ___________ , respectively.

                 Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any said _______ or ________ (herein called "Defaulted Interest") shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below;

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Note and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen
    (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice payment. The Trustee shall promptly notify the Company at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Noteholder at this address as it appears in the Note register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange and automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange and automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 SECTION 2.4. EXECUTION OF NOTES. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "Vice President") and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

                 In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

                 SECTION 2.5.       EXCHANGE AND REGISTRATION OF TRANSFER OF
NOTES: RESTRICTIONS ON TRANSFER DEPOSITARY.

                 (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the "Note register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "Note registrar" for the purpose of registering Notes and transfers of

Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2.

                 Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set further in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                 Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office of agency maintained by the Company pursuant to Section 5.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the trustee shall authenticate and make available for delivery, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same Debt Securities, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                 All Notes presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Company or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                 Neither the Company nor the Trustee nor any Note registrar or any Company registrar shall be required to exchange or register a transfer of
(a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed or (b) any Notes or portions thereof called for redemption pursuant to Article III or (c) any Notes or portion thereof surrendered for conversion pursuant to Article XV.

                 (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that are so eligible may be represented by one or more Notes in global form (a "Global Note") registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

                 Transfers of interests in the Notes between any Global Note and any other Note will be made in accordance with the standing instructions and procedures of the Depositary and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Notes as set forth on the face of the Note ("Principal Amount") to reflect any such transfers.

                 Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Notes in global form.

                 (c) Any Note in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the Nasdaq National Market or as may be required for the Notes to be tradeable on any other market developed for trading of such securities or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicated any special limitations or restrictions to which any particular Notes are subject.

                 (d) As used in Sections 2.5(d) and 2.5(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Note.

                 Notwithstanding any other provisions of this Indenture (other than the provisions set forth in the second paragraph of Section 2.5(b) and in this Section 2.5(d)), a Note in global form may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, any Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

                 If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the

Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and make available for delivery, Notes in certificated form, in aggregate principal amount equal to the principal amount of such Note in global form, in exchange for such Note in global form.

                 If a Note in certificated form is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such Note, but will be payable on such interest payment date, subject to the provisions of Section 2.3, only to the person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

                 Notes in certificated form issued in exchange for all or a part of a Note in global form pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall make available for delivery such Notes in certificated form to the persons in whose names such Notes in certificated form are so registered.

                 At such time as all interests in a Note in global form have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Note in global form shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form, redeemed, converted, repurchased or canceled, exchanged for Notes in certified form or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Note in global form, the principal amount at maturity of such Note in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

                 SECTION 2.6. MUTILATED, DESTROYED, LOST OR STOLEN NOTES. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

                 The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft or such Note and of the ownership thereof.

                 Every substituted Note issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

                 SECTION 2.7. TEMPORARY NOTES. Pending the preparation of Notes in certificated forms, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and make available for delivery temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Note in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and made available for delivery hereunder.

                 SECTION 2.8. CANCELLATION OF NOTES PAID, ETC. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. After such cancellation, the Trustee shall, if requested by the Company, deliver such cancelled Notes to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

                 SECTION 2.9. CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE III

                              REDEMPTION OF NOTES

                 SECTION 3.1 REDEMPTION PRICES. The Company may not redeem the Notes prior to August ___, 2000. On or after that date, the Company may, at its option, redeem all or from time to time any part of the Notes on any date prior to maturity, upon notice as set forth in Section 3.3, and at the applicable Redemption Price together with accrued interest to, but excluding, the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Notes registered on the relevant record date.

                 SECTION 3.2 NOTICE OF TRUSTEE. If the Company elects to redeem Notes pursuant to Section 3.1, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed, as least 45 days before the redemption date (unless a shorter period shall be satisfactory to the Trustee).

                 SECTION 3.3 NOTICE OF REDEMPTION; SELECTION OF NOTES. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1 for redemption, it or, at its request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Company. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                 Each such notice of redemption shall identify the Notes to be redeemed (including CUSIP number), specify the principal amount at maturity of each Note to be redeemed, the date fixed for redemption, the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest and Original Issue Discount accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest and Original Issue Discount thereon or on the portions thereof to be redeemed will cease to accrue, unless the Company defaults in the payment of the Redemption Price. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Stock will expire. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount at maturity thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof will be issued.

                 No later than the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the redemption date all the Notes so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption. If any Note called for redemption is converted pursuant hereto, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its request, or, if then held by Company shall be discharged from such trust.

                 If fewer than all the Notes are to be redeemed, the Trustee shall select, by lot, pro rata or in such other manner as the Trustee shall deem equitable and fair, the Notes or portions thereof

(in integral multiples of $1,000 principal amount at maturity) to be redeemed. If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as it may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted as a whole or in part before the mailing of the notice of redemption.

                 Upon any redemption of less than all Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

                 SECTION 3.4. PAYMENT OF NOTES CALLED FOR REDEMPTION. If notice of redemption has been given as above provided, the Notes or portions of Notes with respect to which such notice has been given shall, unless theretofore converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the Redemption Price, together with interest accrued to said date) Original Issue Discount and interest on the Notes or portions of Notes so called for redemption shall cease to accrue and such Notes shall cease after the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Notes registered as such on the relevant record date subject to the terms and provisions of
Section 2.2 hereof.

                 Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount at maturity equal to the unredeemed portion of the Note so presented.

                 Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of optional redemption during the continuance of a default in payment of principal amount at maturity, Redemption Price, Fundamental Change Repurchase Price or interest in respect of the Notes or of any Event of Default. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price and, to the extent legally permitted, interest, if any, in respect thereof shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note (treating the accrual of Original Issue Discount as if it were interest) and such Note shall remain convertible into Common Stock until the Redemption Price shall have been paid or duly provided for.

                 SECTION 3.5 NO SINKING FUND. The Notes shall not be entitled to the benefit of any sinking fund.

                 SECTION 3.6      CONVERSION ARRANGEMENT ON CALL FOR
REDEMPTION. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the close of business on the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption
Price of such Notes, together with interest accrued to the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.


                 SECTION 3.7.      REDEMPTION AT OPTION OF HOLDERS.

                 (a) If there shall occur a Fundamental Change at any time prior to ________, 2004, then each Noteholder shall have the right, at such holder's option, to require the Company to redeem all of such holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity, on the date (the "Fundamental Change Repurchase Date") that is thirty (30) days after the date of the Company Notice (as defined in Section 3.7(b) below) of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day).

Any such redemption of Notes shall be made on the Fundamental Change Repurchase Date at a price (the "Fundamental Change Repurchase Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Repurchase Date; provided, that if the Applicable Price with respect to the Fundamental Change is less than the Reference Market Price, the Company shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay to such holders accrued interest to, but excluding, the Fundamental Change Date on the redeemed Notes; provided, that if such repayment date is an interest payment date, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding record date.

                 Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

                 (b) On or before the tenth day after the occurrence of a Fundamental Change, the Company, or, at its request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the "Company Notice") of the occurrence of such Fundamental Change and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section
3.3. The Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Noteholders.

                 Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Fundamental Change Repurchase Date, the price at which the Company shall be obligated to redeem Notes, the latest time on the Fundamental Change Repurchase Date by which the holder must exercise the redemption right (the "Fundamental Change Expiration Time"), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder's Notes, and the amount of Original Issue Discount and interest accrued on each Note to the Fundamental Change Repurchase Date.

                 No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders' redemption rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this
Section 3.7.

                 (c) For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or, at the option of such holder, the Corporate Trust Office, such

Note with the form entitled "Option to Elect Repayment Upon A Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the Fundamental Change Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

                 (d) On or prior to the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to repay on the Fundamental Change Repurchase Date all the Notes to be repaid on such date at the appropriate redemption price, together with accrued Original Issue Discount and interest to (but excluding) the Fundamental Change Repurchase Date; provided, that if such payment is made on the Fundamental Change Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than three Business Days) following the Fundamental Change Repurchase Date by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear on the registry books of the Company.

                 (e) In the case of consolidation, merger, conveyance, transfer or lease to which Section 15.6 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive securities, cash or other property which includes shares of Common Stock of the Company or another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such securities, cash and other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.7 and the definitions of the Applicable Price, Common Stock, Fundamental Change and Reference Market Price, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

                                   ARTICLE IV

                             SUBORDINATION OF NOTES

                 SECTION 4.1 AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each holder of Notes issued hereunder by his acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article IV; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

                 The payment of the principal of, premium, if any, and interest on all Notes (including, but not limited to, the Redemption Price with respect to the Notes called for redemption in accordance with Section 3.3 or the Fundamental Change Repurchase Price with respect to the Notes submitted for redemption in accordance with Section 3.7, as the case may be, as provided in the Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

                 No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

                 SECTION 4.2. PAYMENTS TO NOTEHOLDERS. No payment shall be made with respect to the principal of, or premium, if any, or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes to be called for redemption in accordance with Section 3.3 or the Fundamental Change Repurchase Price with respect to Notes submitted for redemption in accordance with Section 3.7, as the case may be, as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, if:

                 (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

                 (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or the Company.

If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least

365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal amount at maturity, Redemption Price, Fundamental Change Repurchase Price and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

                 The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                 (1) the date upon which the default is cured or waived or ceases to exist, or

                 (2) in the case of a default referred to in clause (ii) above, 179 days after the Payment Blockage Notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this
Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

                 Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof in accordance with its terms provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness before any payment is made on account of the principal of, premium, if any, or interest on the Notes (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled, except for the provisions of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee.

                 For purposes of this Article IV, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this
Article IV with respect to the Notes to the payment of all Senior Indebtedness which may at the time be outstanding; provided, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

                 In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Notes in respect of the principal of, premium, if any, or interest on the Notes (including, but not limited to, the Redemption Price with respect to the Notes called for redemption in accordance with Section 3.3 or the Fundamental Change Repurchase Price with respect to Notes submitted for redemption in accordance with Section 3.7, as the case may be, as provided in the Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

                 In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company or any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of a Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                 Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

                 SECTION 4.3. SUBROGATION OF NOTES. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Notes pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                 Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of
Section 8.1, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article IV.

                 SECTION 4.4. AUTHORIZATION TO EFFECT SUBORDINATION. Each holder of a Note by the holder's acceptance thereof authorizes and directs the Trustee on the holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article IV and appoints the Trustee to act as the holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in the third paragraph of Section 7.2 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the holders of the Notes.

                 SECTION 4.5. NOTICE TO TRUSTEE. The Company shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Notes pursuant to the provisions of this
Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided, that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Note) the Trustee shall not have received, with respect to such monies, the notice provided for in this
Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

                 Notwithstanding anything in this Article IV to the contrary, nothing shall prevent any payment by the Trustee to the Noteholders of monies deposited with it pursuant to Section 13.1, and any such payment shall not be subject to the provisions of Section 4.1 or 4.2.

                 The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 SECTION 4.6. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Notes, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

                 SECTION 4.7. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                 SECTION 4.8. CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article XV shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 4.8, the term "junior securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article IV or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Noteholders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article XV.

                 SECTION 4.9. ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of
Section 4.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

                 SECTION 4.10. SENIOR INDEBTEDNESS ENTITLED TO RELY. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                 SECTION 4.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                 SECTION 4.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of the Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness or of any facts that would prohibit any payment hereunder unless a Trust Officer of the Trustee shall have received notice to that effect at the address of the Trustee set forth herein. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                 SECTION 4.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee or any authenticating agent in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any authenticating agent of any of its rights as such holder.

                 Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

                                   ARTICLE V

                      PARTICULAR COVENANTS OF THE COMPANY

                 SECTION 5.1. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price, and interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest on the Notes due on any semi-annual interest payment date may be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the Note register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

                 SECTION 5.2. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby initially designates the Trustee as paying agent, Note registrar, Custodian and conversion agent, and each of the Corporate Trust Office of the Trustee and the office





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
of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be 101 Barclay Street, New York, New York 10286.

                 So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

                 SECTION 5.3. APPOINTMENTS TO FILL VACANCIES IN TRUSTEE'S OFFICE. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

                 SECTION 5.4.     PROVISIONS AS TO PAYING AGENT.

                 (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section 5.4:

                         (1) that it will hold all sums held by it as such agent for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

                         (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest on the Notes when the same shall be due and payable; and

                         (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

                 The Company shall, on or before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest in respect of the Notes, deposit with the paying agent a sum sufficient to pay such amounts, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

                 (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption

Price, Fundamental Change Repurchase Price or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such amounts so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest on the Notes when the same shall become due and payable.

                 (c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

                 (d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this
Section 5.4 is subject to Sections 13.3 and 13.4.

                 SECTION 5.5. CORPORATE EXISTENCE. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                 SECTION 5.6. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.



                                   ARTICLE VI

                       NOTEHOLDERS' LISTS AND REPORTS BY
                          THE COMPANY AND THE TRUSTEE

                 SECTION 6.1. NOTEHOLDERS' LISTS. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each _______ and _________ in each year beginning with ________ , 1998, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note registrar.

                 SECTION 6.2.     PRESERVATION AND DISCLOSURE OF LISTS.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to is as provided in Section 6.1 or maintained by the Trustee in its capacity as note registrar, if so acting. The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

                 (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                 (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

                 SECTION 6.3.     REPORTS BY TRUSTEE.

                 (a)     Within sixty (60) days after         of each year
commencing with the year 1998, the Trustee shall transmit to holders of Notes
such reports dated as of        of the year in which such reports are made
concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee within a reasonable time when the Notes are listed on any stock exchange and automated quotation system.

                 SECTION 6.4.     REPORTS BY COMPANY.

                 (a) The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act will be field with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

                 Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                 (b)     The Company will deliver to the Trustee annually,
commencing        , 1998, a certificate, from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the knowledge of the signer thereof the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge.

                 SECTION 6.5. CALCULATION OF ORIGINAL ISSUE DISCOUNT. The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year.


                                  ARTICLE VII

                          REMEDIES OF THE TRUSTEE AND
                       NOTEHOLDERS ON AN EVENT OF DEFAULT

                 SECTION 7.1. EVENTS OF DEFAULT. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                 (a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is permitted under Article IV hereof; or

                 (b) default in the payment of the principal amount at maturity, Redemption Price, Fundamental Change Repurchase Price in respect of any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article III, by acceleration or otherwise, whether or not such payment is permitted under Article IV hereof; or

                 (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) continued for a period of thirty (30) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25 percent in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4; or

                 (d) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

                 (e) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days; then, and in each and every such case (other than an Event of Default specified in Section 7.1(d) or (e)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the sum of the Issue Price of the Notes, plus the accrued Original Issue Discount from the date of original issue of the Notes to the date of declaration and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in
Section 7.1(d) or (e) occurs, the principal of all the Notes, plus the accrued Original Issue Discount and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest in respect of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price and Fundamental Change Repurchase Price at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and accrued interest thereon which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

                 In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of the Notes, and the Trustee shall continue as though no such proceeding had been taken.

                 SECTION 7.2. PAYMENTS OF NOTES ON DEFAULT; SUIT THEREFOR. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payment, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price or Fundamental Change Repurchase Price in respect of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal amount at maturity or interest, or both, as the case may be, with interest upon the overdue principal amount at maturity and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest on the Notes to the registered holders, whether or not the Notes are overdue.

                 In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

                 In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under
Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

                 All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

                 In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

                 SECTION 7.3. APPLICATION OF MONIES COLLECTED BY TRUSTEE. Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

                 First: To the payment of all amounts due the Trustee under
Section 8.6;

                 Second: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto;

                 Third: Subject to the provisions of Article IV, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

                 Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

                 SECTION 7.4. PROCEEDINGS BY NOTEHOLDER. No holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25 percent in aggregate principal amount at maturity of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty
(60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted, by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                 Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal amount at maturity, accrued Original Issue Discount and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

                 Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

                 SECTION 7.5. PROCEEDINGS BY TRUSTEE. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

                 SECTION 7.6. REMEDIES CUMULATIVE AND CONTINUING. Except as provided in Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

                 SECTION 7.7. DIRECTION OF PROCEEDINGS AND WAIVER OF DEFAULTS BY MAJORITY OF NOTEHOLDERS. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of redemption price pursuant to Article III or (iv) a default in respect of a covenant or provisions hereof which under Article XI cannot be modified or amended without the consent of the holders of all Notes then outstanding. Upon any such waiver the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                 SECTION 7.8. STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

                 SECTION 7.9. NOTICE OF DEFAULTS. The Trustee shall, within ninety (90) days after it has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided, that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

                 SECTION 7.10. UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each holder of any Note by such holder's acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 7.9 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provision of Article XV.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                 SECTION 8.1. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, expect that

                 (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                 (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

                 (2) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                 (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

                 (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                 (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

                 None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 SECTION 8.2. RELIANCE ON DOCUMENTS, OPINIONS, ETC. Except as otherwise provided in Section 8.1:

                 (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                 (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                 (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

                 (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

                 (g) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                 (h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

                 (i) The Trustee, any authenticating agent, any paying agent, any Note registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Notes, may otherwise deal with the Company with the same rights it would have if it were not Trustee, authenticating agent, paying agent, Note registrar or such other agent.

                 SECTION 8.3. NO RESPONSIBILITY FOR RECITALS, ETC. The recitals contained herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

                 SECTION 8.4. TRUSTEE, PAYING AGENTS, CONVERSION AGENTS OR REGISTRAR MAY OWN NOTES. The Trustee, any paying agent, any conversion agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note registrar.

                 SECTION 8.5. MONIES TO BE HELD IN TRUST. Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

                 SECTION 8.6. COMPENSATION AND EXPENSES OF TRUSTEE. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing by the Company and the Trustee for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this
Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

                 When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in
Section 7.1(d) or (e) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

 The provisions of this Section shall survive the termination of this Indenture.

                 SECTION 8.7. OFFICERS CERTIFICATE AS EVIDENCE. Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness, or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

                 SECTION 8.8. CONFLICTING INTERESTS OF TRUSTEE. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trustee Indenture Act and this Indenture.

                 SECTION 8.9. ELIGIBILITY OF TRUSTEE. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                 SECTION 8.10.    RESIGNATION OR REMOVAL OF TRUSTEE.

                 (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide holder of a Note or

Notes for at least six (6) months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                 (b)     In case at any time any of the following shall occur:

                         (1)      the Trustee shall fail to comply with Section
        8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

                         (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

                         (3) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of removal to the Trustee, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. In either case, such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

                 (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this
Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

                 SECTION 8.11. ACCEPTANCE BY SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

                 No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

                 Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

                 SECTION 8.12. SUCCESSION BY MERGER, ETC. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

                 In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                 SECTION 8.13. LIMITATION ON RIGHTS OF TRUSTEE AS CREDITOR. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).


                                   ARTICLE IX

                           CONCERNING THE NOTEHOLDERS

                 SECTION 9.1. ACTION BY NOTEHOLDERS. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or
(b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

                 SECTION 9.2. PROOF OF EXECUTION BY NOTEHOLDERS. Subject to the provisions of Section 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar.

                 The record of any Noteholders' meeting shall be proved in the manner provided in Section 10.6.

                 SECTION 9.3. WHO ARE DEEMED ABSOLUTE OWNERS. The Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem the person in whose name such Note shall be registered upon the Note register to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest in respect of such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

                 SECTION 9.4. COMPANY-OWNED NOTES DISREGARDED. In determining whether the holders of the requisite aggregate principal amount at maturity of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to
Section 8.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purposes of any such determination.

                 SECTION 9.5. REVOCATION OF CONSENTS; FUTURE HOLDERS BOUND. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

                                   ARTICLE X

                             NOTEHOLDERS' MEETINGS

                 SECTION 10.1. PURPOSES OF MEETINGS. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

                 (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article VII;

                 (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII.

                 (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

                 (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

                 SECTION 10.2. CALL OF MEETINGS BY TRUSTEE. The Trustee may at any time call a meeting of Noteholders to take any action specified in
Section 10.1, to be held at such time and at such place at a location within 10 miles of the Corporate Trust Office or the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

                 Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

                 SECTION 10.3. CALL OF MEETINGS BY COMPANY OR NOTEHOLDERS. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place at any location within 10 miles of the Corporate Trust Office or the Borough of Manhattan, The City of New York for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

                 SECTION 10.4. QUALIFICATIONS FOR VOTING. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

                 SECTION 10.5. REGULATIONS. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

                 The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

                 Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxy holder shall be entitled to one vote for each $1,000 principal amount at maturity of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

                 SECTION 10.6. VOTING. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

                 Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                 SECTION 10.7. NO DELAY OF RIGHTS BY MEETING. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE XI

                            SUPPLEMENTAL INDENTURES

                 SECTION 11.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                 (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.6 and the redemption obligations of the Company pursuant to the requirements of
Section 3.5(e).

                 (b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

                 (c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII.

                 (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default.

                 (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

                 (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Notes;

                 (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

                 (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

                 The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

                 SECTION 11.2. SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, change the rate of accrual or extend the time of payment in connection with the Original Issue Discount, or reduce the principal amount at maturity, accrued Original Issue Discount, Issue Price, Redemption Price, Fundamental Change Redemption Price or interest, change the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to holders of Notes, impair the right of any Noteholder to institute suit for the payment thereof, make the principal amount at maturity thereof, or accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest thereon, payable in any coin or currency other than that provided in the Notes, or modify the provisions of this Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

                 Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                 It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                 SECTION 11.3. EFFECT OF SUPPLEMENTAL INDENTURE. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect; provided, that this Section 11.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this
Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

                 SECTION 11.4. NOTATION ON NOTES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

                 SECTION 11.5. EVIDENCE OF COMPLIANCE OF SUPPLEMENTAL INDENTURE TO BE FURNISHED TRUSTEE. The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive an Officers' Certificate and an Opinion of counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.


                                  ARTICLE XII

               CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

                 SECTION 12.1. COMPANY MAY CONSOLIDATE ETC. ON CERTAIN TERMS. Subject to the provisions of Section 12.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company), authorized to acquire and operate the same and which shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest in respect of all of the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall be acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.6.

                 SECTION 12.2. SUCCESSOR CORPORATION TO BE SUBSTITUTED. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest in respect of all of the Notes and due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of CORESTAFF, Inc. any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the person named as the "Company" in the first paragraph of this Indenture or any successor which shall thereafter have become such in the manner prescribed in this Article XII may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

                 In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

                 SECTION 12.3. OPINION OF COUNSEL TO BE GIVEN TRUSTEE. The Trustee, subject to Sections 8.1 and 8.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article XII.


                                  ARTICLE XIII

                    SATISFACTION AND DISCHARGE OF INDENTURE

                 SECTION 13.1. DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest in respect of the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

                 SECTION 13.2. DEPOSITED MONIES TO BE HELD IN TRUST BY TRUSTEE. Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 and not in violation of Article IV shall be held in trust for the sole benefit of the Noteholders and not to be subject to the subordination provisions of Article IV, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest, if any.

                 SECTION 13.3. PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

                 SECTION 13.4. RETURN OF UNCLAIMED MONIES. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest in respect of Notes and not applied but remaining unclaimed





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
by the holders of Notes for two years after the date upon which such amount in respect of such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                 SECTION 13.5. REINSTATEMENT. If the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.


                                  ARTICLE XIV

                           IMMUNITY OF INCORPORATORS,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

                 SECTION 14.1. INDENTURE AND NOTES SOLELY CORPORATE OBLIGATIONS. No recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.





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
                                   ARTICLE XV

                              CONVERSION OF NOTES

                 SECTION 15.1. RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Indenture, the holder of any Note shall have the right, at his or her option, at any time after ninety (90) days following the latest date of original issuance of the Notes (without taking into account any over-allotment option granted to the Notes Representatives as described in the Registration Statement) and prior to the close of business on August _______ , 2004 (except that, with respect to any Note or portion of a Note which shall be called for redemption, such right shall terminate, except as provided in Section 15.2 or Section 3.4, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert the principal amount at maturity of any such Note, or any portion of such principal amount at maturity which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount at maturity of the Note or portion thereof surrendered for conversion by $1,000 and multiplying the result so obtained by the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part in the manner provided, together with any required funds, in Section 15.2. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XV.

                 SECTION 15.2. EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. In order to exercise the conversion privilege with respect to any Note in certificated form, the holder of any such Note to be converted in whole or in part shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the penultimate paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Note or the portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his duly authorized attorney.

                 In order to exercise the conversion privilege with respect to any interest in a Note in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such
Note in global form, furnish appropriate endorsements and transfer documents if





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
required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by this Section 15.2 and any transfer taxes if required pursuant to Section 15.7.

                 As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such holder at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion of such Note or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.3. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion (including Original Issue Discount) of the surrendered Note.

                 Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

                 Except as described in this Section, holders of the Notes will not be entitled to any payment or adjustment on account of accrued Original Issue Discount or accrued and unpaid interest upon conversion of the Notes.
The Company's delivery of the fixed number of shares of Common Stock into which the Notes are convertible will be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the Notes and all accrued interest and Original Issue Discount that has not previously been (or is not simultaneously being) paid. The Common Stock is treated as issued first in payment of accrued interest and Original Issue Discount and then in payment of principal.

                 Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day next preceding the following interest payment date shall (unless such Note or portion thereof being converted shall have been called for redemption during the period from the close of business on such record date to the close of business on the Business Day next preceding the





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
following interest payment date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Notes. Except as provided above in this Section 15.2, no payment or other adjustment shall be made for accrued Original Issue Discount or interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article.

                 Upon the conversion of an interest in a Note in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Note in global form as to the reduction in the principal amount at maturity represented thereby.

                 SECTION 15.3. CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount at maturity of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current market value thereof to the holder of Notes. The current market value of a share of Common Stock shall be the Closing Price on the first Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

                 SECTION 15.4. CONVERSION RATE. The conversion rate shall be as specified in the form of Note (herein called the "Conversion Rate") attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

                 SECTION 15.5. ADJUSTMENT OF CONVERSION RATE. The Conversion Rate shall be adjusted from time to time by the Company as follows:

                 (a) In case the Company shall pay a dividend or make a distribution, in shares of its Common Stock, on its Common Stock, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 15.5(a) is declared but is not so paid or made and not required to be so paid or made, the Conversion Rate shall again be adjusted to the





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
        Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                 (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in Section 15.5(g) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price and the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that shares of Common Stock are not delivered or required to be delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued and not required to be so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

                 (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase,





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
as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                 (d) In case the Company shall distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 15.5(b) above) (any of the foregoing hereinafter in this Section 15.5(d) called the "Distributed Securities"), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction of which the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities applicable to one share of Common Stock and the numerator of which shall be the Current Market Price per share of the Common Stock on the record date for the determination of shareholders entitled to receive such distribution; such adjustment shall become effective immediately prior to the opening of business on the day following such record date. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the relevant record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Distributed Securities such holder would have received had such holder converted each Note on such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                 Notwithstanding the foregoing provisions of this subsection
(d), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each holder of a Note who converts such Note (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such holder would have been entitled to receive if such holder had, immediately prior to such record date, converted such Note into Common Stock, provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Note would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Note.

                 (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 15.05(e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (B) 3.75% of the average of the last reported sales price of the Common Stock (determined as provided in Section 15.05(g)) during the ten Trading Days (as defined in Section 15.05(g)) next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Notes upon the conversion of the Notes so that any such holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Notes into Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction of which the denominator shall be such Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock and the numerator of which shall be the Current Market Price of the Common Stock on such record date; such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                 If any adjustment is required to be made as set forth in this subsection (e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this subsection (e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.





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
                 (f) In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive, and described in a resolution of the Board of Directors or such duly authorized committee thereof, as the case may be, at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made.

                 (g) For purposes of this Section 15.5, the following terms shall have the meaning indicated:

                         (i) "Current Market Price" per share of Common Stock at any date shall be deemed to be the average of the last reported sale prices for the ten (10) consecutive Trading Days (as defined below) preceding the day before the record date with respect to any distribution, issuance or other event requiring such computation.

                         (ii)     "Closing Price" with respect to any
                                  securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National





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
                      Market or New York Stock Exchange, or, if such security is not listed or admitted to trading on such quotation system or exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National
                                  Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

                         (iii) "fair market value" shall mean the amount which a willing buyer under no compulsion to buy would pay a willing seller under no compulsion to sell in an arm's length transaction.

                         (iv) "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                         (v)      "Trading Day" shall mean (x) if the
                                  applicable security is quoted on the Nasdaq
                                  National Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                 (h) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

    (i)      are deemed to be transferred with such shares of Common Stock,

    (ii)     are not exercisable, and

    (iii)    are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of this Section 15.5 until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under this
Section 15.5, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

                 (i) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Fifteen shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. Anything in this
Section 15.5 to the contrary notwithstanding, the Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by this Section 15.5, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or any distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Noteholders and file with the Trustee and the conversion agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.





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
                 (j) Whenever the Conversion Rate is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Noteholder at its last address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                 (k) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash or additional shares in lieu of any fractional share pursuant to Section 15.3.

                 (l) In case of a tender or exchange offer made by a Person other than the Company or any subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) at the Expiration Time that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and in which, as of the Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchange shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(l) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article XII.

                 SECTION 15.6. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.5(c) applies), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided, that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting-share")), then for the purposes of this Section 15.6 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

                 The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at his address appearing on the Note register provided for in Section 2.5 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                 The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                 If this Section 15.6 applies to any event or occurrence,
Section 15.5 shall not apply.

                 SECTION 15.7. TAXES ON SHARES ISSUED. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                 SECTION 15.8. RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS; LISTING OF COMMON STOCK. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

                 Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                 The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

                 The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                 The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided, however, that if rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

                 SECTION 15.9. RESPONSIBILITY OF TRUSTEE. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section
15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                 SECTION 15.10. NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case:

                 (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Price pursuant to Section 15.5; or

                 (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                 (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding -up of the Company;

         the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.5 of this Indenture, as promptly as possible but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

                 SECTION 16.1. PROVISIONS BINDING ON COMPANY'S SUCCESSORS. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

                 SECTION 16.2. OFFICIAL ACTS BY SUCCESSOR CORPORATION. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

                 SECTION 16.3. ADDRESSES FOR NOTICES, ETC. Any notice or demand which by any Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to CORESTAFF, Inc., Five Post Oak Park, 4400 Post Oak Parkway, Suite 1130, Houston, Texas 77027, Attention: Treasurer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, 101 Barclay Street, Floor 21 West, New York, New York 10286.

                 The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 SECTION 16.4. GOVERNING LAW. This Indenture and each Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

                 SECTION 16.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT; CERTIFICATES TO TRUSTEE. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 SECTION 16.6. LEGAL HOLIDAYS. In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

                 SECTION 16.7. TRUST INDENTURE ACT. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided, further, that this Section 16.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

                 SECTION 16.8. NO SECURITY INTEREST CREATED. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

                 SECTION 16.9. BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 SECTION 16.10. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 SECTION 16.11. AUTHENTICATING AGENT. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.6, 2.7, 3.3 and 3.5, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes "by the

Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.9.

                 Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

                 Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture, and upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.

                 The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

                 The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section
16.11 shall be applicable to any authenticating agent.

                 SECTION 16.12. EXECUTION IN COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

                                           CORESTAFF, INC.


                                           By:_________________________________
                                           Name:   Michael T. Willis
                                           Title:  President


                                           THE BANK OF NEW YORK, as Trustee


                                           By:_________________________________

                                           Name:______________________________
                                           Title:  Vice President

                                   EXHIBIT A

[For global Note only:
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                CORESTAFF, INC.

                 ___% CONVERTIBLE SUBORDINATED NOTE DUE 2004
No. ______                                                                 CUSIP

                 CORESTAFF, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "Company"), which term includes any successor corporation under the Indenture referred to on the reverse hereof, for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of _________ ($_____) on _______ , 2004, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or, at the option of the holder of this Note, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on _________ and __________ of each year, commencing _______ , 1998, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of __%, from ___________ or __________ , as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from ______ , 1997, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any _______ or _______ , as the case may be, and before the following _______ or
________ , this Note shall bear interest from such _______ or ________ ; provided, however, that if the Company shall default in the payment of interest due on such _______ or __________ , then this Note shall bear interest from the next preceding _______ or __________ to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from _________, 1997. The interest payable on the Note pursuant to the Indenture on any _______ or __________, will be paid to the person entitled thereto as it appears in the Note register at the close of business on the record date, which shall be the ________ or ________ (whether or not a Business Day) next preceding such ________ or _________ , as provided in the Indenture; provided, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest on the Notes to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with and governed by the laws of New York, without regard to principles of conflicts of laws.


                 This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

                 IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                        CORESTAFF, INC.

                                        By:______________________________
                                              Name:
                                              Title:

Attest:____________________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:


__________________________, as Trustee


By:______________________________
     Authorized Signatory


By:______________________________
     As Authenticating Agent (if different
     from Trustee)

                           [FORM OF REVERSE OF NOTE]

                                CORESTAFF, INC.

                  ___% CONVERTIBLE SUBORDINATED NOTE DUE 2004

                 This Note is one of a duly authorized issue of Notes of the Company, designated as its ___% Convertible Subordinated Notes due 2004 (herein called the "Notes"), limited to the aggregate principal amount at maturity of $207,000,000 all issued or to be issued under and pursuant to an indenture dated as of __________, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as trustee (herein called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

                 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Issue Price, and accrued Original Issue Discount and accrued interest, if any, through the date of declaration on all Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, however, that as provided in the Indenture, no such supplemental indenture shall (i) extend the fixed maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount at maturity thereof or Original Issue Discount thereon, or reduce any amount payable on redemption or repurchase thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal amount at maturity thereof or Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or interest thereon payable in any coin or currency other than that provided in the Note, or modify the provisions of the Indenture with respect to the subordination of the Notes in a manner adverse to the Noteholders in any material respect, or change the obligation of the Company to make redemption of any Note upon the happening of a Fundamental Change in a manner adverse to the holder of the Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Notes, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal amount at maturity, Redemption Price, Fundamental Change Repurchase Price or interest in respect of any of the Notes or a failure by the Company to convert any Notes into Common Stock of the Company. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitute hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

                 The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

                 Interest on the Notes shall be computed on the basis of a year of a 360-day year or twelve 30-day months. Accrual of Original Issue Discount shall be calculated on the basis of a 360-day year or twelve 30-day months, compounded semi-annually. In the case of any Note (or portion thereof) which is converted into Common Stock of the Company during the period from (but excluding) a recorded date to (but excluding) the next succeeding interest payment date either (i) if such Note (or portion thereof) has been called for redemption on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Fundamental Change Redemption Date which occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) or (ii) if otherwise, any Note (or portion thereof) submitted for conversion during such period shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the aggregate principal amount at maturity so converted.

                 The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge (but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes), Notes may be exchanged for a like aggregate principal amount at maturity of Notes of other authorized denominations.

                 The Notes will not be redeemable at the option of the Company prior to _________, 2000. At any time on or after _________, 2000, and prior to maturity, the Notes may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to the holders of Notes at their last registered addresses, all as provided in the Indenture, at the following Redemption Prices per $1,000 principal amount at maturity (which prices reflect accrued Original Issue Discount calculated to each such date), together in each case with accrued interest to the date fixed for redemption. The Redemption Price of a Note redeemed between such dates will include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                                                (1)                    (2)                       (3)
                                               Note              Accrued Original         Redemption Price
            Redemption Date                 Issue Price           Issue Discount              (1) + (2)
            ---------------                 -----------           --------------              ---------
            _________, 2000            $                     $                        $

            _________, 2001
            _________, 2002

            _________, 2003
            _________, 2004                                                                  1,000.00

Notwithstanding the foregoing, if the date fixed for redemption is a ______ or _______, then the interest payable on such date shall be paid to the holder of record on the next preceding ________ or _________.

                 The Notes are not subject to redemption through the operation of any sinking fund.

                 If there shall occur a Fundamental Change at any time prior to ________, 2004, then each Noteholder shall have the right, at such holder's option, to require the Company to redeem all of such holder's Notes, or any portion thereof that is an integral multiple of $1,000 principal amount at maturity, on the date (the "Fundamental Change Repurchase Date") that is thirty
(30) days after the date of the Company's notice of such Fundamental Change (or, if such 30th day is not a Business Day, the next succeeding Business Day). Any such redemption of Notes shall be made on the Fundamental Change Repurchase Date at a price (the "Fundamental Change Repurchase Price") equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date; provided, that if the Applicable Price (as defined in the Indenture) with respect to the Fundamental Change is less than the Reference Market Price (as defined in the Indenture), the Company shall redeem such Notes at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay to such holders accrued interest to, but excluding, the Fundamental Change Redemption Date on the redeemed Notes; provided, that if such Fundamental Change Repurchase Date is an interest payment date, then the interest payable on such date shall be paid to the holder of record of the Note on the next preceding record date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the 10th day after the occurrence of such Fundamental Change. For a Note to be so repaid at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, such Note with the form entitled "Option to Elect Repayment Upon a Fundamental Change" on the reverse thereof duly completed, together with such Notes duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business
Day).

                 Subject to the provisions of the Indenture, the holder hereof has the right, at its option, at any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on _________ , 2004, or, as to all or any portion hereof called for redemption, prior to the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 principal amount at maturity or an integral multiple thereof, into that number of fully paid and nonassessable shares of Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount at maturity of this Note or portion thereof to be converted by $1,000 and multiplying the result so obtained by _______ (the "Conversion Rate") or such Conversion Rate as adjusted from time to time as provided in the Indenture, upon surrender of this Note, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. No adjustment in respect of accrued Original Issue Discount, interest or dividends will be made upon any conversion; provided, however, that if this Note shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date, this Note (unless it or the portion being converted shall have been called for redemption during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the interest payment date) must be accompanied by an amount, in New York Clearing House funds or other funds acceptable to the Company, equal to the interest payable on such interest payment date on the principal amount at maturity being converted. No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

                 Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Notes at an amount equal to the applicable Redemption Price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the holders thereof and convert them into Common Stock of the Company and to make payment for such Notes as aforesaid to the Trustee in trust for such holders.

                 Upon due presentment for registration of transfer of this Note at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the holder of this Note, at the Corporate Trust Office, a new Note or Notes of authorized denominations for an equal aggregate principal amount at maturity will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

                 The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

                 No recourse for the payment of the principal amount at maturity, Issue Price, accrued Original Issue Discount, Redemption Price, Fundamental Change Repurchase Price or any interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 This Note shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to principles of conflicts of laws.

                 Terms used in this Note and defined in the Indenture are used herein as therein defined.

                                 ABBREVIATIONS


                 The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in                                    UNIF GIFT MIN ACT --
common

TEN ENT -- as tenants by the                                _________________ Custodian
entireties                                                  (Cust)

JT TEN -- as joint tenants                                  _____________________ under
with right of survivorship and                              (Minor)
not as tenants in common

                                                            Uniform Gifts to Minors Act
                                                            ____________________(State)





                   Additional abbreviations may also be used
                         though not in the above list.

                               CONVERSION NOTICE

To:              CORESTAFF, INC.

                 The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, into shares of Common Stock of CORESTAFF, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will check the appropriate box below and pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

                                                   * Sign exactly as name appears on the other side
                                                     of the Note:


                                                   ----------------------------------------
                                                   Signature(s)

                                                   ----------------------------------------
                                                   Signature Guarantee

Fill in for registration of shares of
Common Stock if to be issued, and
Notes if to be delivered, other than
to and in the name of the registered holder:

---------------------------------
(Name)

---------------------------------
(Street Address)

---------------------------------
(City, State and Zip Code)

Please print name and address
                                                            Principal amount at maturity to be converted
                                                            (if less than all): $___________

                                                            ----------------------------------
                                                            Social Security or Other Taxpayer
                                                            Identification Number

                                   ASSIGNMENT


                 For value received _____________________ hereby sell(s), assign(s) and transfer(s) unto ______________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints ____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

                           OPTION TO ELECT REPAYMENT
                           UPON A FUNDAMENTAL CHANGE



TO:              CORESTAFF, INC.

                 The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from CORESTAFF, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount at maturity of this Note, or the portion thereof (which is $1,000 principal amount at maturity or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the redemption price, together with accrued interest to, but excluding, such date, to the registered holder hereof.


                                      ----------------------------
Dated:
      ---------------                 ----------------------------
                                             Signature(s)

                                      NOTICE: The above signatures of
                                      the holder(s) hereof must
                                      correspond with the name as
                                      written upon the face of the
                                      Note in every particular without
                                      alteration or enlargement or
                                      any change whatever.

                                      Principal amount at maturity to be
                                      repaid (if less than all):

                                                     $_______________

                                      _________________________________
                                      Social Security or Other Taxpayer
                                      Identification Number